EXHIBIT 99.1

CLAYTON WILLIAMS ENERGY, INC.

FINANCIAL GUIDANCE DISCLOSURES FOR 2010

Overview

Clayton Williams Energy, Inc. and its subsidiaries have prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast our operating results for each quarter during the year ending December 31, 2010.  These estimates are based on information available to us as of the date of this filing, and actual results may vary materially from these estimates.  We do not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that we believe are reasonable.  Until our actual results of operations for these periods have been compiled and released, all of the estimates and assumptions set forth herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements.  Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  the volatility of oil and gas prices; the unpredictable nature of our exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by us with the Securities and Exchange Commission.

As a matter of policy, we generally do not attempt to provide guidance on:

(a)                            production which may be obtained through future exploratory drilling;

(b)                           dry hole and abandonment costs that may result from future exploratory drilling;

(c)                            the effects of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” superseded by topic 815-10 of the Financial Accounting Standards Board Accounting Standards Codification;

(d)                           gains or losses from sales of property and equipment unless the sale has been consummated prior to the filing of financial guidance;

(e)                            capital expenditures related to completion activities on exploratory wells or acquisitions of proved properties until the expenditures are estimable and likely to occur; and

(f)                              revenues and expenses related to Desta Drilling, L.P., a wholly-owned subsidiary of the Company which provides contract drilling services for the Company.

Summary of Estimates

The following table sets forth actual and certain estimates being used by us to model our anticipated results of operations for each quarter during the fiscal year ending December 31, 2010.  When a single value is provided, such value represents the mid-point of the approximate range of estimates.  Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.  See “Supplementary Information.”

	Year Ending December 31, 2010
	Actual	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	(Dollars in thousands, except per unit data)
Average Daily Production:
Oil (Bbls)	8,356	8,600 to 8,800	9,400 to 9,600	10,500 to 10,700
Gas (Mcf)	36,978	34,500 to 38,500	32,500 to 36,500	32,000 to 36,000
Natural gas liquids (Bbls)	633	625 to 675	600 to 650	600 to 650
Total oil equivalents (BOE)	15,152	14,975 to 15,892	15,417 to 16,333	16,433 to 17,350

Differentials:
Oil (Bbls)	$(2.72)	$(2.75) to $(3.25)	$(2.75) to $(3.25)	$(2.75) to $(3.25)
Gas (Mcf)	$0.72	$(0.05) to $0.25	$(0.05) to $0.25	$(0.05) to $0.25
Natural gas liquids (Bbls)	$(32.54)	$(27.00) to $(33.00)	$(27.00) to $(33.00)	$(27.00) to $(33.00)

Costs Variable by Production ($/BOE):
Production expenses (including production taxes)	$15.34	$14.50 to $15.50	$13.80 to $14.80	$13.50 to $14.50
DD&A – Oil and gas properties	$18.03	$18.00 to $19.00	$18.00 to $19.00	$18.00 to $19.00

Other Revenues (Expenses):
Natural gas services:
Revenues	$503	$450 to $550	$450 to $550	$450 to $550
Operating costs	$(348)	$(300) to $(500)	$(300) to $(500)	$(300) to $(500)
Exploration costs:
Abandonments and impairments	$(2,878)	$(1,000) to $(3,000)	$(1,000) to $(3,000)	$(1,000) to $(3,000)
Seismic and other	$(1,660)	$(250) to $(750)	$(250) to $(750)	$(250) to $(750)
DD&A – Other (a)	$(171)	$(250) to $(350)	$(250) to $(350)	$(250) to $(350)
General and administrative (a)	$(6,166)	$(5,500) to $(5,700)	$(5,100) to $(5,300)	$(5,500) to $(5,700)
Interest expense (a)	$(6,108)	$(6,200) to $(6,400)	$(6,400) to $(6,600)	$(6,400) to $(6,600)
Other income (expense)	$828	$250 to $350	$250 to $350	$250 to $350

Effective Federal and State Income Tax Rate:
Current	0%	0%	0%	0%
Deferred	36%	36%	36%	36%

Weighted Average Shares Outstanding (In thousands):
Basic	12,146	12,146	12,146	12,146
Diluted	12,146	12,146	12,146	12,146

(a)   Excludes amounts derived from Desta Drilling, L.P.

Capital Expenditures

The following table sets forth, by area, our actual expenditures for exploration and development activities for the first three months of 2010 and our planned expenditures for the year ending December 31, 2010.

	Actual	Planned
	Expenditures	Expenditures	2010
	Three Months Ended	Year Ended	Percentage
	March 31, 2010	December 31, 2010	of Total
	(In thousands)
Permian Basin	$36,700	$195,000	69%
Austin Chalk (Trend)	12,400	71,900	26%
South Louisiana	3,200	7,600	3%
California	300	2,300	1%
Other	2,800	5,100	1%
	$55,400	$281,900	100%

We currently plan to spend approximately $281.9 million on exploration and development activities in fiscal 2010.  Our actual expenditures during fiscal 2010 may be substantially higher or lower than these estimates since our plans for exploration and development activities may change during the year.  Other factors, such as prevailing product prices and the availability of capital resources, could also increase or decrease the ultimate level of expenditures during fiscal 2010.

Based on these current estimates, approximately 96% of our planned expenditures for exploration and development activities for fiscal 2010 will relate to developmental prospects, as compared to approximately 60% in fiscal 2009.

Supplementary Information

Oil and Gas Production

The following table summarizes, by area, our actual and estimated daily net production for each quarter during the year ending December 31, 2010.  These estimates represent the approximate mid-point of the estimated production range.

	Daily Net Production for 2010
	Actual	Estimated	Estimated	Estimated
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Oil (Bbls):
Permian Basin	4,909	5,229	5,979	6,750
Austin Chalk (Trend)	2,595	2,603	2,728	3,154
North Louisiana	148	132	130	109
South Louisiana	627	681	609	554
Other	77	55	54	33
Total	8,356	8,700	9,500	10,600

Gas (Mcf):
Permian Basin	13,911	14,948	14,685	14,817
Austin Chalk (Trend)	2,531	2,231	2,272	2,459
North Louisiana	8,718	7,871	7,207	6,795
South Louisiana	7,513	6,538	5,880	5,426
Cotton Valley Reef Complex	3,529	3,626	3,380	3,219
Other	776	1,286	1,076	1,284
Total	36,978	36,500	34,500	34,000

Natural Gas Liquids (Bbls):
Permian Basin	272	231	234	234
Austin Chalk (Trend)	271	232	228	228
Other	90	187	163	163
Total	633	650	625	625

Accounting for Derivatives

The following summarizes information concerning our net positions in open commodity derivatives applicable to periods subsequent to March 31, 2010.  The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil		Gas
	Bbls	Price	MMBtu (a)	Price
Production Period:
2nd Quarter 2010	574,000	$76.60	1,830,000	$6.80
3rd Quarter 2010	522,000	$76.40	1,750,000	$6.80
4th Quarter 2010	480,000	$76.24	1,680,000	$6.80
2011	1,656,000	$84.38	6,420,000	$7.07
	3,232,000		11,680,000

(a)   One MMBtu equals one Mcf at a Btu factor of 1,000.

In March 2009, we terminated certain fixed-priced oil swaps covering 242,000 barrels at a price of $57.35 from April 2010 through December 2010, resulting in an aggregate loss of approximately $980,000, which will be paid to the counterparty monthly as the applicable contracts are settled.

We did not designate any of the derivatives shown in the preceding table as cash flow hedges; therefore, all changes in the fair value of these contracts prior to maturity, plus any realized gains or losses at maturity, will be recorded as other income (expense) in our statement of operations.